SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                FORM 8-K


                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


           Date of Report (Date of earliest event reported) September 13, 2000
                                                            -------------
                           American Electric Automobile Company, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                              Delaware
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                (State or Other Jurisdiction of Incorporation)

                   0-29657                        33-0727323
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           (Commission File Number)   (IRS Employer Identification No.

             7270 Woodbine Avenue, Suite 200, Markham, Ontario  L3R 4B9
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           (Address of Principal Executive Offices)         (Zip Code)

                               (905) 947-9925
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              (Registrant's Telephone Number, Including Area Code)

               4190 Bonita Rd., Suite 105, Bonita, CA  91902
         ------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 1. Change in Control of Registrant.

By Letter of Agreement dated August 23, 2000, the Company agreed to issue 3,250,000 shares of restricted common stock to Bisell Investments Inc. for a purchase price of $275,000.00.

On September 13, 2000, Bisell Investments Inc. paid the first installment of the purchase price to the Company at which time it obtained over 51% of the issued and outstanding shares of the Company. Bisell Investments Inc. is headquartered in Nassau, Bahamas at East Bay Shopping Center, Suite A-159, P.O. Box N-1836, Nassau, The Bahamas.

Item 6. Resignation of Registrant's Directors.


(i) On September 13, 2000 the Company accepted the resignations of Edward F. Myers, Betty N. Myers and Gary Degano as Directors and Officers of the Company.

(ii) On September 13, 2000, the Company elected Pierre Quilliam as President and CEO and appointed him to the Board of Directors.

(iii) On September 13, 2000, the Company elected Stephen M. Cohen as Secretary and Treasurer, and appointed him to the Board of Directors.

(iv) On September 13, 2000, the Company appointed Denise Quilliam to the Board of Directors.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duty authorized.


                                    AMERICAN ELECTRIC AUTOMOBILE COMPANY,INC.


Date: September 18, 2000

By:
STEPHEN M. COHEN
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STEPHEN M. COHEN
Secretary